Exhibit 10.23

This document is an English translation of a document prepared in German. In case of any ambiguity, the German text shall prevail.

Supplement to the rental contract

Between

Fränkel Immobilien-Service GmbH, Allmandstraße 6, 88045 Friedrichshafen

(hereinafter, “landlord”)

And

CureVac Real Estate GmbH, Paul-Ehrlich-Straße 15, 72076 Tübingen

(hereinafter, “tenant”)

(together hereinafter, “parties”)

Preamble

On 6 June 2018, the parties concluded a rental contract for logistics, office and laboratory buildings on the land at Friedrich-Miescher-Strasse in the Tübingen district.

The landlord acquires this plot of land from the University City of Tübingen and then develops the rented property.

In Section 14 (3) of the rental contract, the landlord reserves the right to withdraw from the rental contract if a legally binding purchase contract for the building plot has not been concluded between the landlord and the University City of Tübingen in the form of Section 311 b German Civil Code (BGB) by 30 June 2018 at the latest. In accordance with Section 14 (4) of the rental contract, the landlord can exercise the right of withdrawal in writing by 31 July 2018 at the latest.

There were delays in the conclusion of the intended property purchase contract between the University City of Tübingen and the landlord; this means that the purchase contract between the University City of Tübingen and the landlord cannot be notarised as planned.

Against this background, the contracting parties agree to the following new provision to Section 14 (3) and (4) of the rental contract as a supplement to the rental contract dated 6 June 2018:

1.	Section 14 (3) (a) of the rental contract is amended as follows:

“The landlord expressly reserves the right to withdraw from the contract. This can be exercised if:

a)	a legally binding purchase contract between the landlord and the University City of Tübingen in the form of Section 311 b of the German Civil Code (BGB) has not been concluded for the building plot by 31 August 2018 at the latest.”

2.	Section 14 (4) of the rental contract is amended as follows:

“The contracting parties agree that the landlord’s withdrawal from the contract must be exercised in writing as follows:

- to the above point number (3) a) by 31 August 2018 at the latest"

3. The remaining provisions of the rental contract dated 6 June 2018 remain unaffected.

Friedrichshafen,	[16 July 2018]	Tübingen,	[23 July 2018]

/s/ Fränkel Immobilien-Service GmbH		/s/ CureVac Real Estate GmbH
Fränkel Immobilien-Service GmbH		CureVac Real Estate GmbH

Tübingen,

/s/ Pierre Kemula	/s/ Dr. Franz-Werner Haas
CureVac AG
Pierre Kemula	Dr. Franz-Werner Haas
Chief Financial Officer	Chief Corporate Officer